Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement of China Ginseng Holdings, Inc. on Form SB-2 of our report dated December 4, 2006 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Meyler & Company LLC
Middletown, NJ
May 1, 2007